                                                                   EXHIBIT 10.12

================================================================================

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                 CARDTRONICS, LP

                                       AND

                               MICHAEL H. CLINARD

                                  JUNE 4, 2001

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE 1
                            CANCELLATION; DEFINITIONS

1.1      CANCELLATION.......................................................   1
1.2      DEFINITIONS........................................................   1
1.3      CONSTRUCTION.......................................................   1

                                    ARTICLE 2
                              EMPLOYMENT AND DUTIES

2.1      EMPLOYMENT; EFFECTIVE DATE.........................................   1
2.2      POSITION...........................................................   1
2.3      DUTIES AND SERVICES................................................   1
2.4      DUTY OF LOYALTY....................................................   2

                                    ARTICLE 3
                    STATED TERM AND TERMINATION OF EMPLOYMENT

3.1      EMPLOYMENT TERM....................................................   2
3.2      THE COMPANY'S RIGHT TO TERMINATE...................................   2
3.3      EMPLOYEE'S RIGHT TO TERMINATE FOR "GOOD REASON"....................   2
3.4      EFFECT OF TERMINATION..............................................   3

                                    ARTICLE 4
                       COMPENSATION, BONUSES AND BENEFITS

4.1      BASE SALARY........................................................   4
4.2      BONUSES............................................................   4
4.3      BENEFITS...........................................................   5

                                    ARTICLE 5
                            PROTECTION OF INFORMATION

5.1      DISCLOSURE TO AND PROPERTY OF THE COMPANY..........................   5
5.2      DISCLOSURE TO THE EMPLOYEE.........................................   6
5.3      NO UNAUTHORIZED USE OR DISCLOSURE..................................   6
5.4      OWNERSHIP BY COMPANY...............................................   7
5.5      ASSISTANCE BY THE EMPLOYEE.........................................   7
5.6      REMEDIES...........................................................   7

                                    ARTICLE 6
               STATEMENTS CONCERNING THE COMPANY AND THE EMPLOYEE

6.1      STATEMENTS CONCERNING THE COMPANY..................................   8
6.2      STATEMENTS CONCERNING THE EMPLOYEE.................................   8

                                    ARTICLE 7
                        NONCOMPETITION AFTER TERMINATION

7.1      IN GENERAL.........................................................   8

                                    ARTICLE 8
                                  MISCELLANEOUS

8.1      NOTICES............................................................  10
8.2      APPLICABLE LAW.....................................................  10
8.3      NO WAIVER..........................................................  10
8.4      SEVERABILITY.......................................................  10
8.5      COUNTERPARTS.......................................................  11
8.6      WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS.................  11
8.7      HEADINGS...........................................................  11
8.8      GENDER AND PLURALS.................................................  11
8.9      ASSIGNMENT.........................................................  11
8.10     AMENDMENT; ENTIRE AGREEMENT........................................  11
8.11     ARBITRATION........................................................  11

8.12     EMPLOYEE'S REPRESENTATION..........................................  12
8.13     OTHER MATTERS......................................................  12

EXHIBITS:

A -     Definitions

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into by and between Cardtronics, LP, a Delaware limited partnership (the "COMPANY"), and
Michael H. Clinard (the "EMPLOYEE") effective as of June 4, 2001 (the "EFFECTIVE DATE").

         WHEREAS, Card Pro, Inc. and Employer are parties to that certain Employment Agreement dated as of September 1, 1997 (as amended, the "OLD EMPLOYMENT AGREEMENT"); in connection with certain transactions occurring on the date hereof, Card Pro, Inc. has converted into Cardtronics, LP; and Employer and Company desires to cancel and terminate the Old Employment Agreement in its entirety and enter into this Agreement.

         NOW, THEREFORE, in consideration of the employment by the Company, and of the compensation and other remuneration to be paid by the Company to the Employee for such employment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Employee, the Company and the Employee agree as follows:

                                    ARTICLE 1
                            CANCELLATION; DEFINITIONS

         1.1 CANCELLATION. The Old Agreement is hereby terminated in its entirety.

         1.2 DEFINITIONS. In addition to terms defined in the body of this Agreement, capitalized terms used herein shall have the meanings given to them in Exhibit A.

         1.3 CONSTRUCTION. Unless the context requires otherwise: (a) references to Articles and Sections refer to articles and sections of this Agreement; (b) references to Exhibits and Schedules are to exhibits and schedules attached to this Agreement, each of which is made a part of this Agreement for all purposes; and (c) references to money refer to legal currency of the United States of America.

                                    ARTICLE 2
                              EMPLOYMENT AND DUTIES

         2.1 EMPLOYMENT; EFFECTIVE DATE. Subject to the terms of this Agreement, the Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, beginning as of the Effective Date and continuing until the last day of the Employment Term.

         2.2 POSITION. During the Employment Term, the Employee shall serve as the Chief Operating Officer of the Company.

         2.3 DUTIES AND SERVICES. The Employee shall perform diligently and to the best of his abilities the duties and services appertaining to the Employee's position as provided in Section 2.2, namely being responsible for overseeing and directing the functions and duties of all aspects of customer service, corporate and customer affairs, technical operations and management information systems, as well as such additional duties and services appropriate to such position that the Board of Directors of the Company (the "BOARD") may determine from time to time.

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD

The Employee's employment shall also be subject to the policies maintained and established by the Board, as the same may be amended from time to time. In furtherance of the foregoing and except as set forth in the next sentence, the Employee shall devote his full business time, energy and efforts to the business and affairs of the Company and its Affiliates and shall not engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company, except with the consent of the Board, which consent may be withheld by the Board in its sole discretion. The foregoing notwithstanding, the parties recognize that, without the approval of the Board, the Employee may engage in passive personal investments and other non-competitive business activities that do not conflict with the business and affairs of the Company or interfere with the Employee's performance of his duties hereunder.

         2.4 DUTY OF LOYALTY. The Employee acknowledges and agrees that the Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and its Affiliates and to do no act that would injure the business, interests or reputation of the Company or any of its Affiliates. In keeping with these duties, the Employee shall make full disclosure to the Board of all business opportunities pertaining to the Company's business and shall not appropriate for the Employee's own benefit any such business opportunities.

                                    ARTICLE 3
                    STATED TERM AND TERMINATION OF EMPLOYMENT

         3.1 EMPLOYMENT TERM. The term of this Agreement shall commence on the Effective Date and end on June 4, 2004 (the "STATED TERM") unless earlier terminated in accordance with this Agreement (such period of employment, as it may be earlier terminated, being referred to herein as the "EMPLOYMENT TERM").

         3.2 THE COMPANY'S RIGHT TO TERMINATE. Notwithstanding the provisions of Section 3.1, the Employee's employment shall terminate prior to the expiration of the Stated Term (a) upon the Employee's (i) death or (ii) voluntary resignation or (b) upon termination by the Company for any of the following reasons:

                  (i) the Employee's becoming incapacitated by accident, sickness or other circumstance that renders him Totally Disabled;

                  (ii)     for Cause; or

                  (iii) for any reason not described in Section 3.2(a) or Sections 3.2(b)(i) or 3.2(b)(ii) ("WITHOUT CAUSE TERMINATION"), and the Company shall give Employee 15 days advanced notice of any such Without Cause Termination.

         3.3 EMPLOYEE'S RIGHT TO TERMINATE FOR "GOOD REASON". Employee may terminate his employment hereunder for Good Reason at any time during the Stated Term, in which event Employee shall resign from all of his positions with the Company. For purposes of this Agreement, "GOOD REASON" shall mean any of the following should they occur without the Employee's prior consent:

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD

                  (a) The assignment to Employee by the Company of duties inconsistent with Employee's position as Chief Operating Officer of the Company, or any significant reduction or significant change in either position, stature, or job function, except in connection with the termination of employment for Cause or in connection with the termination of employment by reason of Employee becoming Totally Disabled; provided, that "Good Reason" shall not occur pursuant to this Section 3.3(a) unless and until such assignment, significant reduction or significant change remains uncorrected for 30 days following written notice to the Company by Employee of same; or

                  (b) A reduction by the Company in the Base Salary or benefits received by Employee in violation of this Agreement; provided, that "Good Reason" shall not occur pursuant to this Section 3.3(b) unless and until such reduction of Base Salary or benefits remains uncorrected for 30 days following written notice to the Company by Employee of same.

         Upon any delivery by Employee of written notice to the Company pursuant to Section 3.3(a) or (b) (a "GOOD REASON NOTICE"), during the 30-day period referred to in Sections 3.3(a) and (b), the Company agrees that it will not terminate Employee for Cause based on Employee's performance under this Agreement during such period as it relates to the matters covered by the Good Reason Notice.

         3.4      EFFECT OF TERMINATION

                  (a) If the Employee's employment shall terminate upon the expiration of the Stated Term or pursuant to Section 3.2(a)(ii) or 3.2(b)(ii), then, notwithstanding any other provision herein, all compensation, bonuses and benefits to the Employee not yet accrued hereunder shall terminate contemporaneously with the expiration of the Employment Term.

                  (b) If the Employee's employment shall terminate pursuant to Section 3.2(a)(i) or 3.2(b)(i), then the Employee shall be entitled to receive, as salary continuation, payments equal to the difference between the Base Salary and any disability benefits received by Employee under the Company's disability benefit plans for the lesser of (i) 12 months after the Employee becomes Totally Disabled or (ii) the number of months from the date Employee becomes Totally Disabled through the end of the Stated Term.

                  (c)      (i)      If the Employee's employment shall terminate
pursuant to Section 3.2(b)(iii) or for "Good Reason" at any time during the period beginning on the Effective Date and ending on the date that is one year after the Effective Date, then the Employee shall be entitled to receive severance pay equal to the Base Salary for a number of months after such termination of employment equal to (A) 24 months less (B) the number of months in the period beginning on the Effective Date and ending on the expiration of the Employment Term (rounded to the nearest whole month).

                           (ii)     If the Employee's employment shall terminate
pursuant to Section 3.2(b)(iii) or for "Good Reason" at any time during the period beginning on the date that is one year after the Effective Date and ending on the expiration of the Employment Term, then the Employee shall be entitled to receive severance pay equal to the Base Salary for the lesser of (A) 12 months or (B) the number of months remaining in the Stated Term.

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD

                  (d) All payments due under this Section 3.4 shall be due and payable in such installments as would have been payable if the Employee had not been so terminated.

                  (e) In light of the difficulties in estimating the damages for an early termination of this Agreement, the Company and the Employee hereby agree that the payments, if any, to be received by the Employee pursuant to this Section 3.4 shall be received by the Employee as liquidated damages, and the Employee shall not have any right to any other payment or damages except for such liquidated damages.

                  (f) The Company may set off any amounts of money or goods owed by the Employee to the Company against any final payments made to the Employee, as appropriate under applicable state law.

                  (g) In the event the Employment Term is terminated and the Company is obligated to make payments pursuant to this Section 3.4, the Employee hereby releases and waives any and all claims against the Company, its subsidiaries, and their respective officers, directors, employees, agents, or representatives, stockholders and Affiliates relating to this Agreement and to his employment and, as a condition to receiving salary continuation or severance payments, the Employee will enter into and deliver to the Company a separate release and waiver in a form reasonably satisfactory to the Company to further evidence such release and waiver; provided, that such release shall not include a release of any claims that may arise in favor of the Employee as a result of the Company's failure to pay Employee any salary continuation or severance payments due to Employee pursuant to this Section 3.4 after the date Employee enters into such release and waiver, and provided that such release and waiver shall not include a release of any claims under the Transaction Documents (unless such claim related to this Agreement or to Employee's employment with the Company).

                  (h) Articles 5, 6, 7 and 8 shall survive and continue to be binding after the termination of the Employment Term and/or the breach or termination of this Agreement.

                                    ARTICLE 4
                       COMPENSATION, BONUSES AND BENEFITS

         4.1 BASE SALARY. During the Employment Term, the Company shall pay the Employee a gross base salary of $15,000 per calendar month (as it may be increased in accordance with this Agreement, the "BASE SALARY"), which the Company shall pay to the Employee in equal installments in accordance with the Company's regular payroll practice for management employees. On each anniversary of the Effective Date, the Compensation Committee may, in its sole discretion, increase the Base Salary in an amount determined by the Compensation Committee in its sole discretion, with such increase being targeted to be 5% of the previous year's Base Salary.

         4.2 BONUSES. In addition to the Base Salary due under Section 4.1, the Employee may be eligible for a bonus (a "BONUS") in each fiscal year during the Employment Term in accordance with and pursuant to the Company's then-current bonus plan ("BONUS PLAN"). The Bonus Plan will be implemented and administered by the Compensation Committee, and any bonuses payable thereunder shall be based upon a number of factors determined and set by the

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD

Compensation Committee in its sole discretion. Such factors may include, but not be limited to, the achievement by the Company of certain performance objectives, and the operation of the Company within the budgets approved by the Board. Subject to achieving the performance standards set by the Compensation Committee, the targeted Bonus payable to the Employee will be 15% of the Employee's annual Base Salary, but the ultimate Bonus amount paid to the Employee will be determined at the discretion of the Compensation Committee. The Bonus, if any, paid to Employee for any partial year shall be prorated for the actual number of days Employee is employed by the Company in such year.

         4.3      BENEFITS.

                  (a) During the Employment Term, the Employee shall be eligible for participation in and to receive all benefits under welfare benefit plans, practices, policies and programs of the Company (including the Company's existing benefit plans), as may be in effect from time to time for other similarly situated employees of the Company, and the Employee shall be entitled to vacations and sick leave in accordance with the Company's prevailing policy for its executives, with the parties anticipating that the Employee will receive three weeks paid vacation during each one-year period commencing on the Effective Date and each anniversary thereof.

                  (b) The Company shall reimburse the Employee for all reasonable and proper travel and out-of-pocket expenses incurred by the Employee in connection with the performance of his duties, all in accordance with the Company's written policies as provided to the Employee from time to time, as to the allowable amount of such expenses and the provision of itemized reports.

                  (c) During the Employment Term, the Company shall pay the Employee a monthly automobile allowance of $750 to cover the Employee's business automobile expenses (including related insurance and maintenance expenses).

                  (d) Contemporaneously with the execution and delivery of this Agreement, the Company and the Employee have entered into a Stock Option Agreement pursuant to which the Company has granted the Employee the option to purchase a number of shares of Common Stock of the Company. Such Stock Option Agreement (and the stock option plan referenced therein) shall govern the options granted to the Employee.

                                    ARTICLE 5
                            PROTECTION OF INFORMATION

         5.1 DISCLOSURE TO AND PROPERTY OF THE COMPANY. All information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by the Employee, individually or in conjunction with others, during the Employment Term (whether during business hours or otherwise and whether on the Company's premises or otherwise) that relate to the Company's or any of its Affiliates' business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisitions prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) (collectively, "CONFIDENTIAL INFORMATION") shall be disclosed to the Company and are and shall be the sole and exclusive property of the Company or its Affiliates. Moreover, all documents, videotapes, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps, drawings, architectural renditions, models and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression (collectively, "WORK PRODUCT") are and shall be the sole and exclusive property of the Company or its Affiliates. Upon termination of the Employee's employment by the Company, for any reason, the Employee promptly shall deliver such Confidential Information and Work Product, and all copies thereof, to the Company.

         5.2 DISCLOSURE TO THE EMPLOYEE. The Company may disclose to the Employee, or place the Employee in a position to have access to or develop, Confidential Information and Work Product of the Company or its Affiliates.

         5.3 NO UNAUTHORIZED USE OR DISCLOSURE. The Employee agrees that he will preserve and protect the confidentiality of all Confidential Information and Work Product of the Company and its Affiliates, and will not, at any time during or after the Employee's employment by the Company, make any unauthorized disclosure of, and will use his best reasonable efforts to prevent the removal from the Company premises of, Confidential Information or Work Product of the Company or its Affiliates, or make any use thereof, in each case, except in the carrying out of the Employee's responsibilities hereunder. The Employee shall inform all persons or entities to whom any Confidential Information shall be disclosed by him in accordance with this Agreement about the confidential nature of such Confidential Information, and the Employee shall ensure that such Confidential Information is identified as being confidential, and shall call such identifying mark to such recipient's attention. The Employee shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law and Employee is making such disclosure, the Employee shall provide the Company with prompt notice of such requirement, and shall use his commercially reasonable efforts to give such notice prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, the Employee agrees to deliver to the Company, at any time during the Employment Term, or thereafter, all Confidential Information which he may possess or control. The Employee agrees that all Confidential Information of the Company (whether now or hereafter existing) conceived, discovered or made by him during the Employment Term, as between the Employee and the Company, exclusively belongs to the Company (and not to the Employee, and the Employee will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership. Affiliates of Company shall be third party beneficiaries of the Employee's obligations under this Section. As a result of the Employee's employment by Company, the Employee may also from time to time have access to, or knowledge of, Confidential Information or Work Product of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Company and its Affiliates. The Employee also agrees to preserve and protect the confidentiality of such third party Confidential

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD

Information and Work Product to the same extent, and on the same basis, as Company's Confidential Information and Work Product.

         5.4 OWNERSHIP BY COMPANY. If, during the Employee's employment by Company, the Employee creates any work of authorship fixed in any tangible medium of expression that is the subject matter of copyright (such as videotapes, written presentations, or acquisitions, computer programs, E-mail, voice mail, electronic databases, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Company's business, products, or services, whether such work is created solely by the Employee or jointly with others (whether during business hours or otherwise and whether on Company's premises or otherwise), Company shall be deemed the author of such work if the work is prepared by the Employee in the scope of the Employee's employment; or, if the work is not prepared by the Employee within the scope of the Employee's employment but is specially ordered by Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Company shall be the author of the work. If such work is neither prepared by the Employee within the scope of the Employee's employment nor a work specially ordered that is deemed to be a work made for hire, then the Employee hereby agrees to assign, and by these presents does assign, to Company all of the Employee's worldwide right, title, and interest in and to such work and all rights of copyright therein.

         5.5 ASSISTANCE BY THE EMPLOYEE. During the period of the Employee's employment by the Company, the Employee shall assist the Company and its nominee, at any time, in the protection of the Company's or its Affiliates' worldwide right, title and interest in and to Work Product and the execution of all formal assignment documents requested by the Company or its nominee and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries. After the Employee's employment with the Company, at the request of the Company or its Affiliates, the Employee shall reasonably assist the Company and its nominee, at reasonable compensation and at reasonable times and for reasonable periods, in the protection of the Company's or its Affiliates' worldwide right, title and interest in and to Work Product and the execution of all formal assignment documents requested by the Company or its nominee and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries, all as may be requested by the Company from time to time.

         5.6 REMEDIES. The Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by the Employee, and the Company or its Affiliates shall be entitled to enforce the provisions of this Article 5 by specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity, including the recovery of damages from the Employee and his agents.

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD

                                    ARTICLE 6
               STATEMENTS CONCERNING THE COMPANY AND THE EMPLOYEE

         6.1 STATEMENTS CONCERNING THE COMPANY. The Employee shall refrain, both during the Employment Term and thereafter, from publishing any oral or written statements about the Company, any of its Affiliates or any of such entities' officers, employees and consultants, agents or representatives that are (a) slanderous, libelous or defamatory, (b) that disclose Confidential Information about the Company, any of its Affiliates or any of such entities' business affairs, officers, employees and consultants, agents or representatives, (c) that constitute an intrusion into the seclusion or private lives of any officers, employees and consultants, agents or representatives of the Company or any of its Affiliates, (d) except as required by law, that give rise to unreasonable publicity about the private lives of any officers, employees and consultants, agents or representatives of the Company or any of its Affiliates, (e) except as required by law, that place the Company, any of its Affiliates, or any of such entities' officers, employees and consultants, agents or representatives in a false light before the public or (f) that constitute a misappropriation of the name or likeness of the Company, any of its Affiliates or any of such entities' officers, employees and consultants, agents or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Company and its Affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.

         6.2 STATEMENTS CONCERNING THE EMPLOYEE. The Company shall refrain, both during the Employment Term and thereafter, from publishing any oral or written statements about the Employee that are (a) slanderous, libelous or defamatory, (b) that disclose Confidential Information about the Employee, (c) that constitute an intrusion into the seclusion or private lives of the Employee, (d) except as required by law, that give rise to unreasonable publicity about the private lives of the Employee, (e) except as required by law, that place the Employee in a false light before the public or (f) that constitute a misappropriation of the Employee's name or likeness. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Employee under this provision are in addition to any and all rights and remedies otherwise afforded by law.

                                    ARTICLE 7
                        NONCOMPETITION AFTER TERMINATION

         7.1 IN GENERAL. The Employee agrees that, from the date hereof until 24 months after the end of the Employment Term (the "NON-COMPETE PERIOD"), the Employee shall not:

                  (a) directly or indirectly participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, contractor or otherwise with, or have any financial interest in or aid or assist anyone else in the conduct of, any business in any of the business territories in which the Company is presently or from time-to-time conducting BUSINESS that either conducts a business substantially similar to that conducted by the Company or its Affiliates or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by the Company or its Affiliates (a "COMPETITIVE OPERATION"); provided, however, that this provision shall not preclude the Employee from owning less than 2% of the equity securities of any

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD publicly held Competitive Operation so long as the Employee does not serve as an employee, officer, director or consultant to such business;

                  (b) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity either (i) attempt to hire, contract or solicit with respect to hiring any employee of the Company or its Affiliates, or (ii) induce or otherwise counsel, advise or encourage any employee of the Company or its Affiliates to leave the employment of the Company or its Affiliates;

                  (c) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity call upon, solicit, divert or take away, any customer or vendor of the Company or its Affiliates with whom the Employee dealt, directly or indirectly, during his engagement with the Company or its Affiliates, in connection with a Competitive Operation;

                  (d) (i) call upon any prospective acquisition candidate during Employee's employment with the Company, on the Employee's own behalf or on behalf of any Competitive Operation, which candidate is a Competitive Operation or which candidate was, to the Employee's knowledge after due inquiry, either called upon by the Company or for which the Company or any of its Affiliates made an acquisition analysis, for the purpose of acquiring such entity, or (ii) call upon any prospective acquisition candidate after Employee's employment with the Company, on the Employee's own behalf or on behalf of any Competitive Operation, which candidate Employee knows or should have known is a Competitive Operation as of the termination of Employee's employment with the Company, or which candidate Employee knows or should have known was called upon by the Company or for which the Company or any of its Affiliates made an acquisition analysis, for the purposes of acquiring such entity; or

                  (e) directly or indirectly participate in the ownership, management, operation or control of more than 2% of the ownership interest in any customer, vendor, supplier or lessor of goods and services to the Company without the written consent of the Board. This restriction shall include any Family Member of the Employee. Further, the Employee shall, on an annual basis or from time to time as required by the Company, disclose which entities, if any, in which they or any Family Member directly or indirectly participate in the ownership, management, operation or control of, or are connected as an officer, employee, partner, director or otherwise with, or have any financial interest in or aid or assist anyone else in the conduct of any business that is a customer, vendor, supplier or lessor of goods, services or real property to the Company.

                  (f) It is agreed by the parties that the foregoing covenants in this Article 7 impose a reasonable restraint on the Employee.

                  (g) The covenants in this Article 7 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD restrictions be enforced to the fullest extent that the court deems reasonable, and the Agreement shall thereby be reformed.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company to:      Cardtronics, LP
                                    3000 Hays, Suite 101
                                    Houston, Texas 77082
                                    Attention: Chief Executive Officer

         With a copy to:            Summit Capital Group, LLC
                                    600 Travis, Suite 6110
                                    Houston, Texas 77002
                                    Attention: Mr. Fred Brazelton

         and a copy to:             Vinson & Elkins L.L.P.
                                    1001 Fannin Street, Suite 2300
                                    Houston, Texas 77002
                                    Attention: Mr. Bruce C. Herzog

         If to the Employee to:     Michael H. Clinard
                                    19415 Vardes Court
                                    Houston, TX 77094


or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         8.2 APPLICABLE LAW. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

         8.3 NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         8.4 SEVERABILITY. To the extent permitted by applicable law, the Company and the Employee hereby agree that any term or provision of this Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Company and the Employee's bargain hereunder. If a court of

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that term or provision shall not affect the validity or enforceability of any other term or provision of this Agreement, and all other terms or provisions shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

         8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         8.6 WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS. The Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to the Company's employees generally.

         8.7 HEADINGS. The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

         8.8 GENDER AND PLURALS. Wherever the context so requires, the masculine gender includes the feminine or neuter, the singular number includes the plural and vice-versa, "or" has the inclusive meaning identified with the phrase "and/or" and "including" has the inclusive meaning frequently identified with the phrase "but not limited to."

         8.9 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise. Except as provided in the preceding sentence and except that the Company may assign its rights hereunder to an Affiliate, this Agreement and the rights and obligations of the parties hereunder are personal and neither this Agreement nor any right, benefit or obligation of either party hereto shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

         8.10 AMENDMENT; ENTIRE AGREEMENT. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by both parties. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of the Employee by the Company and supersedes any and all prior agreements, including employment agreements, bonus plans, benefit plans and other compensation or benefit plans and agreements.

         8.11 ARBITRATION. In the event of any dispute, difference or question arising between the Company and the Employee in connection with this Agreement or the discussion, negotiation, drafting or making hereof, or any clause or the construction thereof, or the rights, duties or liabilities of either party, then and in every such case, unless the parties agree on the appointment of a single arbitrator, the matter of difference shall be referred to one arbitrator appointed by the American Arbitration Association, and the arbitration of such dispute shall be administered in accordance with the employment rules of the American Arbitration Association.

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD

The arbitrator shall determine the place or places in Harris County, Texas, where meetings are to be held. The arbitrator must base his or her decision, with respect to the difference before him or her, on the contents of this Agreement and the relevant facts, and the decision of the arbitrator shall be binding on both parties. Nothing herein is or shall be deemed to preclude the Company's resort to the injunctive relief prescribed in this Agreement, including any injunctive relief implemented by the arbitrators pursuant to this
Section 8.11.

         8.12 EMPLOYEE'S REPRESENTATION. The Employee hereby warrants and represents to Company that the Employee has carefully reviewed the Agreement and has consulted with such advisors as the Employee considers appropriate in connection with this Agreement, and is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions arising out of the Employee's prior employment that would be breached or violated by the Employee's execution of this Agreement or by the Employee's performance of his duties hereunder.

         8.13 OTHER MATTERS. Employee agrees and herby acknowledges that the obligations owed to the Employee under this Agreement are solely those of the Company, and that none of the Company's stockholders, directors, officers, Affiliates, representatives, agents or lenders will have any obligations or liabilities in respect of this Agreement and the subject matter hereof.

            [The remainder of this page is intentionally left blank]

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above, to be effective as of the Effective Date.

                                   THE COMPANY:

                                   CARDTRONICS, LP

                                   By:    ______________________________________
                                   Name:  ______________________________________
                                   Title: ______________________________________

                                   EMPLOYEE:

                                   _____________________________________________
                                   Michael H. Clinard

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD
                                 SIGNATURE PAGE

                                    EXHIBIT A
                                  DEFINED TERMS

         As used in the Agreement, the following terms shall have the respective meanings set forth below or set forth in the provision of the Agreement following such term.

         "AFFILIATE" shall mean, (a) with respect to the Company, (i) any person or entity that is directly or indirectly controlled by the Company, (ii) Cardtronics Group, Inc., and (iii) any person or entity that is directly or indirectly controlled by Cardtronics Group, Inc., and (b) with respect to any other person or entity, any other person or entity (i) that is directly or indirectly controlled by the person or entity in question, (ii) that directly or indirectly controls the person or entity in question, or (iii) that directly or indirectly is under common control with the person or entity in question. For purposes of the foregoing definition, (x) a person or entity controls another entity if it or he directly or indirectly owns, or has the right to vote, at least 20% of the beneficial interests in the entity or if through other agreements (e.g., management agreement) has the right to control the policies of such entity; (y) indirect control includes control held through one or more tiers of subsidiary or intervening entities (such as corporations, partnerships, trusts, or limited liability companies); and (z) "control" includes the ability, directly or indirectly, to direct the management or policies of such entity, whether through the ownership of voting rights, pursuant to a contract, or otherwise.

         "AGREEMENT" shall have the meaning ascribed to such term in the preamble of this Employment Agreement.

         "BASE SALARY" shall have the meaning ascribed to such term in Section
4.1 of this Agreement.

         "BOARD" shall have the meaning ascribed to such term in Section 2.3 of this Agreement.

         "BONUS" shall have the meaning ascribed to such term in Section 4.2 of this Agreement.

         "CAUSE" shall mean if the Employee (A) has engaged in gross negligence (other than any gross negligence of Employee in operating a motor vehicle) or willful misconduct in the performance of the duties required of him hereunder,
(B) has been indicted with respect to a felony offense, (C) has materially breached any Company policy or code of conduct established by the Company of which he is aware or should have been aware, (D) has willfully engaged in conduct that he knows or should know is materially injurious to the Company or any of its Affiliates or (E) has materially breached any provision of this Agreement.

         "COMPANY" shall have the meaning ascribed to such term in the preamble of this Agreement.

         "COMPENSATION COMMITTEE" shall mean a committee formed by the Board for the purpose of determining compensation levels (including base salary, bonus and stock options) of key management and officers of the Company; provided, however, that in the event the Board

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD
                            EXHIBIT A - DEFINED TERMS
does not appoint such a committee, the Board shall be considered the Compensation Committee for purposes of this Agreement.

         "COMPETITIVE OPERATION" shall have the meaning ascribed to such term in
Section 7.1(a) of this Agreement.

         "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to such term in Section 5.1 of this Agreement.

         "EFFECTIVE DATE" shall have the meaning ascribed to such term in the preamble of this Agreement.

         "EMPLOYEE" shall have the meaning ascribed to such term in the preamble of this Agreement.

         "EMPLOYMENT TERM" shall have the meaning ascribed to such term in
Section 3.1 of the Agreement.

         "FAMILY MEMBER" shall mean any relative or spouse of such person or any relative of such spouse, any one of whom has the same home as such person.

         "INITIAL AWARD" shall have the meaning ascribed to such term in Section 4.3(d) of this Agreement.

         "MANAGEMENT OPTIONS" shall have the meaning ascribed to such term in
Section 4.3(d) of this Agreement.

         "NON-COMPETE PERIOD" shall have the meaning ascribed to such term in
Section 7.1 of this Agreement.

         "TOTALLY DISABLED" shall mean failure by the Employee, by reason of illness, incapacity or other disability, to perform his duties or fulfill his obligations under this Agreement in the view of the Company and as certified in writing by a competent medical physician chosen by the Company, for a cumulative total of 180 days in any 12-month period.

         "WITHOUT CAUSE TERMINATION" shall have the meaning ascribed to such term in Section 3.2(b)(iii) of this Agreement.

         "WORK PRODUCT" shall have the meaning ascribed to such term in Section
5.1 of this Agreement.

                                 CARDTRONICS, LP
                   EMPLOYMENT AGREEMENT OF MICHAEL H. CLINARD
                            EXHIBIT A - DEFINED TERMS

                                     Page 2